VITAMINERALHERB.COM  CORP.
P.O. BOX 5034
ALVIN  TX  77512-5034 -      281-5812250           FAX:  281- 581-2260
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August  5,  2002

PKH  Enterprises,  Inc.
Suite  155-11960  Hammersmith  Way
Richmond,  BC.
Canada

Re:  License  Agreement

Dear  Sirs

Further to our telephone conversation of July 30, 2002, we confirm that all past due annual maintenance fees, in the amount of $500.00 annually, have been waived and no fees ere due for the year ended May 25, 2001.

We remind you that the $500.00 fee for the May 25, 2002 year is due and payable immediately. Upon receipt of this $500.00, Vitmaineralherb.com agrees to extend the license agreement for an additional three years, subject to the timely payment of all future license fees.

Best  Regards

/s/

John  T.  Bauska
President


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